FORM 8-A



                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549


                       FOR REGISTRATION OF CERTAIN CLASSES
                            OF SECURITIES PURSUANT TO
                           SECTION 12(b) or (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                           GULF POWER CAPITAL TRUST II
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             (Exact name of registrant as specified in its charter)


                  DELAWARE                        52-6841521
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(State of incorporation or organization)  (IRS Employer Identification No.)


500 Bayfront Parkway, Pensacola, Florida                 32501
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(Address of principal executive offices)              (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:


                                                         Name of each exchange
      Title of each class                               on which each class is
      to be so registered                                to be so registered

7.00% Cumulative Quarterly Income Preferred Securities New York Stock Exchange (Liquidation amount $25 per Preferred Security)


Securities to be registered pursuant to Section 12(g) of the Act:


                                     -None-


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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.  Description of Registrant's Securities to be Registered.

         This Registration Statement relates to the 7.00% Cumulative Quarterly Income Preferred Securities (Liquidation amount $25 per Preferred Security) (the "Preferred Securities") of Gulf Power Capital Trust II, a Delaware business trust. A description of the Preferred Securities is contained in the Registration Statement on Form S-3 of Gulf Power Company, Gulf Power Capital Trust II and Gulf Power Capital Trust III, Registration Nos. 333-42033, 333-42033-01 and 333-42033-02, filed pursuant to the Securities Act of 1933, as amended (the "Securities Act"). Such description is incorporated herein by this reference. A description of the Preferred Securities will also be included in a form of prospectus supplement subsequently filed by Gulf Power Company and Gulf Power Capital Trust II pursuant to Rule 424(b) under the Securities Act. Such prospectus supplement shall be deemed to be incorporated by reference herein.


Item 2.    Exhibits.

Exhibit Number


1 Registration Statement on Form S-3, filed by Gulf Power Company and Gulf Power Capital Trust II (Registration Nos. 333-42033, 333-42033-01 and 333-42033-02) (incorporated herein by reference).

4(a) Certificate  of  Trust  of Gulf  Power  Capital  Trust  II  (designated  in
     Registration No. 333-19271 as Exhibit 4.3-B and incorporated herein by reference).

4(b) Form of Amended and Restated Trust Agreement of Gulf Power Capital Trust II
     (designated in Registration No. 333-19271 as Exhibit 4.5-B and incorporated herein by reference).

4(c) Subordinated  Note  Indenture  between  Gulf  Power  Company  and The Chase
     Manhattan Bank, as trustee (designated in Gulf Power Company's Current Report on Form 8-K dated January 27, 1997 as Exhibit 4.1 and incorporated herein by reference).

4(d) Form of Supplemental Indenture to Subordinated Note Indenture (designated in Registration No. 333-19271 as Exhibit 4.2-A and incorporated herein by reference).

                                       -2-


4(e) Form of Guarantee relating to Gulf Power Capital Trust II with respect to the Preferred Securities (designated in Registration No. 333-19271 as
     Exhibit 4.8-B and incorporated herein by reference).

                Exhibits heretofore filed with the Securities and Exchange Commission and designated as set forth above are hereby incorporated herein by reference and made a part hereof with the same effect as if filed herewith.


                                    SIGNATURE

                Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.


Dated  January 14, 1998              GULF POWER CAPITAL TRUST II

                                     By       GULF POWER COMPANY


                                     By      /s/  Wayne Boston
                                             Wayne Boston
                                           Assistant Secretary